Exhibit 99.1

September 27, 2016

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, CEO and Board Chair at 802-334-7915

Trading Symbol: CMTV
(traded on the OTCQX)

Community Bancorp., the parent company of Community National Bank, has declared a dividend of $0.16 per share payable November 1, 2016 to shareholders of record as of October 15, 2016.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.